EXHIBIT 10.4.9
PLEDGE AND SECURITY AGREEMENT

THIS AGREEMENT made as of the 31st day of October 2006, by and between Christopher P. Bell, having an address at 326 First Street (hereinafter the “Pledgor”), and FIRST REAL ESTATE INVESTMENT TRUST of NEW JERSEY, its successors and/or assigns, having an office located at 505 Main Street, Hackensack, New Jersey 07601 (hereinafter the “FREIT” or “Pledgee”).

W I T N E S S E T H :

WHEREAS, Pledgor is indebted to FREIT in the principal amount of $80,603.21 together with all interest thereon, represented by a Promissory Note of even date herewith (the “Note”); and

WHEREAS, FREIT is the Managing Member (the “Managing Member”) with a 70% ownership interest in Damascus Centre, LLC,  a New Jersey  limited liability company pursuant to an Operating Agreement dated June 1, 2003(the “Operating Agreement”); and

WHEREAS, Damascus 100, LLC a Limited Member (the “Limited Member”) with a 30% ownership interest in Damascus Centre, LLC; and

WHEREAS, Pledgor is a Member of Damascus 100, LLC; and

WHEREAS, as a condition precedent to making the loan evidenced by the Note and in order to secure payment of the Obligations, as hereinafter defined, FREIT requires that the Pledgor enter into and execute this Pledge and Security Agreement upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.             As security for (i) the prompt and complete payment when due of the Note, and for any and all liabilities that Pledgor now or in the future may have to FREIT pursuant to the Note, and (ii) the prompt and complete payment when due of all obligations contained in this Agreement (the obligations described in subparagraphs (i) and (ii) herein are referred to collectively as the “Obligations”), the Pledgor hereby pledges, assigns, transfers and grants to

FREIT a security interest in all of Pledgor’s Membership Interest in the Damascus 100, LLC, including, but not limited to, Pledgor’s and his successor’s assignee’s, legal representative’s, heir’s and legatee’s rights to receive refinancing proceeds, distributions and other cash flow, from Damascus 100, LLC (collectively, the “Collateral”).  The assignment hereunder is intended to be and shall constitute an unconditional, absolute and present assignment to FREIT of all of Pledgor’s right, title and interest in and to the Collateral (subject to the terms and conditions hereof).  FREIT agrees that any proceeds from Collateral shall be applied first to the Obligations outstanding and after payment in full of such Obligations outstanding under the Note, the balance shall be paid to Pledgor.

2.            The Pledgor hereby agrees that none of the following events, either alone or together, shall affect FREIT's interest in the Collateral:

(a)           if the terms of any liability which Pledgor may have to FREIT, arising out of the Note or any one or more of the Obligations is amended or Lender otherwise permits any renewals or substitutions of the Note or any of the Obligations; or

(b)           if FREIT releases or accepts substitutions for any other collateral that may serve as security for the Obligations.

Pledgor shall also be liable to FREIT for any guarantee for Pledgor’s pro rata share of Damascus 100, LLC’s obligations to FREIT for any guaranty whether by way of the personal guaranty of FREIT or through a bond a letter of credit or any other surety which FREIT is required to make with respect to Damascus 100, LLC, all of which are deemed to be obligations as defined in this Agreement.

3.            Upon occurrence of a Default, as defined in the Note or this Agreement, the Collateral and all rights arising thereunder shall be transferred and paid over to FREIT.  Prior to a Default, Pledgor may exercise any voting rights Pledgor may have as a Member of Damascus 100, LLC, provided any such exercise shall not impair or diminish the Collateral or the pledge made hereby. Additionally, FREIT may exercise any and all other rights that it has as a secured party pursuant to the applicable provisions of the Uniform Commercial Code, N.J.S.A. 12A:1-101, et seq. (the “Code”) and this Agreement shall constitute a security agreement in accordance with the terms of the Code.  FREIT does not have to exercise any rights, which it may have against Pledgor before exercising its rights against the Collateral.  Additionally, the Pledgor agrees that if the law requires FREIT to give notice of the sale of the Collateral or any interest therein (which sale need not be a public sale), ten (10) days shall be sufficient notice.

4.            The Pledgor hereby waives the right to be treated as a “Debtor” under the terms of Article 9 of the Code in connection with FREIT’s exercise of its remedies, to the extent such a waiver is permitted by the Code.

5.            The Pledgor hereby appoints FREIT as attorney in fact to arrange for the transfer of the Collateral to FREIT upon the occurrence of a Default, as defined in the Note.

6.            The Pledgor represents that Pledgor’s principal residence is the address set forth in the first paragraph of this Agreement.

7.            Any transfer or further pledge of the Collateral without the express prior written consent of FREIT shall constitute a default under the Note and the Obligations.

8.            The Pledgor will, at Pledgor’s expense and in such manner and form as FREIT may require, execute, deliver, file and record any financing statement, specific assignment or other paper, in order to create, preserve, perfect or validate any security interest or to enable FREIT to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes FREIT to execute and file, in the name of the Pledgor financing statements which FREIT in its sole discretion may deem necessary or appropriate to further perfect the security interests provided for herein.  Pledgor shall also deliver to FREIT contemporaneously herewith, the Membership certificate or certificates, if any, evidencing his ownership in the Damascus 100, LLC, together with a duly executed stock power.

9.             FREIT may delay enforcement of any of its rights pursuant to the terms of this Pledge and Security Agreement without losing such rights.

10.           If any part of this Pledge and Security Agreement is deemed by a court of law to be invalid, such other provisions as have not been declared to be invalid shall remain in effect.

11.           This Pledge and Security Agreement shall be governed in accordance with the laws of the State of New Jersey without regard to conflict of law principles, and the Pledgor does hereby agree to be subject to the jurisdiction of the Courts of the State of New Jersey.

12.           Any terms not defined shall have the meanings ascribed to them in the Note.

13.           This Pledge and Security Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WITNESS:	PLEDGOR:

/s/ Allan Tubin	/s/ Christopher P. Bell
____________________________________________	_____________________________________________________
Christopher P. Bell

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

/s/ Allan Tubin	/s/ Donald W. Barney
____________________________________________	By:	__________________________________________________
Donald Barney, President